UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 14, 2005

CELL GENESYS, INC.

(Exact name of registrant as specified in its charter)

Delaware
(State of Other Jurisdiction of Incorporation)

0-19986 (Commission File Number)	94-3061375 (IRS Employer Identification Number)

500 Forbes Boulevard
South San Francisco, California 94080

(Address of principal executive offices including zip code)

(650) 266-3000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On March 11, 2005, Cell Genesys, Inc. issued a press release announcing that Matthew J. Pfeffer, vice president and chief financial officer, intends to resign and will remain in his position until a successor is appointed. The company also announced that Dr. Robert J. Dow has joined the company in the newly created position of Senior Vice President, Medical Affairs. The employment agreement provides for certain severance benefits to Dr. Dow. If, during the first twelve months of his employment, we terminate Dr. Dow, he is entitled to receive six months of his net basic salary in lieu of notice.

A copy of the press release is attached hereto as Exhibit 99.1 and hereby incorporated by reference.

Item 9.01 Financial Statements and Exhibits

     (c)Exhibits

Exhibit
number	Description
99.1	Cell Genesys, Inc. issued a press release announcing these organizational changes on March 11, 2005 and a copy of it is filed herewith as Exhibit 99.1 and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 14, 2005

CELL GENESYS, INC.
By:	/s/ Matthew J. Pfeffer
Matthew J. Pfeffer
Vice President and Chief Financial Officer (Principal Accounting Officer)

EXHIBIT INDEX

Exhibit
number	Description
99.1	Cell Genesys, Inc. issued a press release announcing these organizational changes on March 11, 2005 and a copy of it is filed herewith as Exhibit 99.1 and incorporated herein by reference.